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Independent auditors' consent

The board and shareholders IDS Global Series, Inc.:
      IDS Emerging Markets Fund
      IDS Global Bond Fund
      IDS Global Growth Fund
      IDS Innovations Fund
      IDS Global Balanced Fund

The board of trustees and unitholders World Trust:
      Emerging Markets Portfolio
      World Income Portfolio
      World Growth Portfolio
      World Technologies Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.




KPMG Peat Marwick LLP




Minneapolis, Minnesota
December 23, 1998